UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(1) of the Securities
Exchange Act of 1934

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[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-12

Globe Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBE BANCORP, INC.
4051 Veterans Boulevard, Suite 100
Metairie, Louisiana 70002
(504) 887-0057

NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
To Be Held on April 30, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Globe Bancorp, Inc. (the "Company") will be held at the Company's office located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002 on Tuesday, April 30, 2002 at 11:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect three directors for terms of three years or until their successors have been elected and qualified;

(2) To ratify the appointment of Roth Murphy Sanford L.L.P. as the Company's independent auditors for the year ending December 31, 2002; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.  Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

Stockholders of record of the Company as of the close of business on March 22, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

       /s/ Thomas J. Exnicios
Thomas J. Exnicios, President and
Chief Executive Officer

Metairie, Louisiana
April 1, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

GLOBE BANCORP, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

April 30, 2002

This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), of Globe Bancorp, Inc. (the "Company"), which acquired all of the common stock of Globe Homestead Savings Bank (the "Bank") in connection with the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank on July 9, 2001 (the "Conversion").

Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's office located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002 on Tuesday, April 30, 2002 at 11:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 1, 2002.

Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described herein and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (a) filing with the Secretary of the Company written notice thereof (Saxon J. Toca, Secretary, Globe Bancorp, Inc., 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana, 70002); (b) submitting a duly executed proxy bearing a later date; or (c) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING AND REQUIRED VOTES

Only stockholders of record at the close of business on March 22, 2002 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 304,175 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock outstanding is entitled to one vote at the Annual Meeting on each matter properly presented at the Annual Meeting.

Directors are elected by a plurality of votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange applicable to broker-dealers, the election of directors and the ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

The Bylaws of the Company presently provide that the Board of Directors shall consist of eight members, and the Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director, and no director is related to any other director or executive officer of the Company by blood, marriage or adoption, other than John L. Gohres, Jr. and Robert J. Gohres who are brothers.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows no reason why any of the nominees listed below may not be able to serve as director if elected.
	Nominees for Term Expiring in 2005
Name	Age (1)	Position with the Company and the Bank and Principal Occupation During the Past Five Years	Director Since (2)
Thomas J. Exnicios	44	Director; President of the Bank since March 1995 and of the Company since March 2001	1989
Robert J. Gohres	45	Director; Insurance executive for Emory & James, Ltd., Hammond, Louisiana	1988
Madeleine B. Richard	46	Director; Bank Loan Officer	1987

The Board of Directors recommends that you vote FOR the election of the above nominees for directors.

	Directors Whose Terms Expire in 2003
Name	Age (1)	Position with the Company and the Bank and Principal Occupation During the Past Five Years	Director Since (2)
Michael H. Bagot	79	Director; Chairman of the Bank since July 1998 and of the Company since March 2001	1986
Saxon J. Toca, III	75	Director; Secretary/Treasurer of the Bank and of the Company since 2001; Retired, formerly an investor and business owner	1979

	Directors Whose Terms Expire in 2004
Name	Age (1)	Position with the Company and the Bank and Principal Occupation During the Past Five Years	Director Since (2)
Albert E. Briede, III	79	Director; Funeral Director, All Faiths Funeral Home, New Orleans, Louisiana	1989
John L. Gohres, Jr.	47	Director; Insurance executive for Emory & James, Ltd., Metairie, Louisiana	1998
Mae H. Leaveau	76	Director; Vice-President of the Bank and of the Company since March 2001	1960

__________________
(1) As of December 31, 2001.
(2) Includes service as a director of the Bank.

Stockholder Nominations

Article 6.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders, provided, however, that stockholder nominations with respect to the 2002 Annual Meeting were required to be received by Friday, November 30, 2001. Article 6.F also requires the notice of stockholder nominations to provide certain information.

Board Meeting and Committees

The Board of Directors of the Company met seven times during the year ended December 31, 2001. Directors of the Company receive no fees from the Company for attending Board of Directors meetings or committee meetings. The Board of Directors has an Audit Committee as described below. The Board of Directors of the Company does not have any separate executive or nominating committees. No director of the Company attended fewer than 75% in the aggregate of the meetings of the Board of Directors held during 2001 and the total number of meetings held by all committees of the Board on which he or she served during the year.

The Audit Committee reviews the scope and results of the audit performed by the Company's independent auditors and reviews with management and such independent auditors the Company's system of internal control and audit. The Audit Committee also reviews all examination and other reports by federal banking regulators. The members of the Audit Committee for both the Company and the Bank are Albert E. Briede, III, Robert J. Gohres and Saxon J. Toca, III . The Audit Committee did not meet during 2001. Messrs. Briede, R. Gohres and Toca are independent as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc.’s listing standards. On February 26, 2002, the Board of Directors adopted an Audit Committee Charter in the form attached hereto as Appendix A.

The full Board of Directors of the Company serves as the Nominating Committee and met once during 2001 in such capacity. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders of the Company. Article 6.F of the Company's Articles of Incorporation provides certain procedures which stockholders must follow in making director nominations.

Regular meetings of the Board of Directors of the Bank are held once a month and special meetings of the Board of Directors are held from time-to-time as needed. There were 13 meetings of the Board of Directors of the Bank held during 2001. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Bank during 2001 and the total number of meetings held by all committees of the Board on which the director served during such year.

Director's Compensation

Each director of the Bank receives $450 for each regular meeting of the Board of Directors, with the exception of Mrs. Mae Leaveau, Mrs. Madeleine Richard and Mr. Thomas Exnicios who do not receive a fee. Directors are paid for excused absences from Board meetings.

Executive Officers

The only executive officers of the Company and the Bank are Mrs. Mae Leaveau and Messrs. Michael H. Bagot, Thomas J. Exnicios and Saxon J. Toca.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (1) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (2) the directors of the Company, and (3) all directors and executive officers of the Company and the Bank as a group.
	Common Stock Beneficially Owned as of March 22, 2002 (1)
Name of Beneficial Owner	Amount	Percentage
Globe Bancorp, Inc. Employee Stock Ownership Plan Trust 4051 Veterans Boulevard, Suite 100 Metairie, Louisiana 70002 (2)	22,712	7.45%
Directors:
Albert E. Briede, III	10,000	3.29%
Michael H. Bagot	200	0.07%
Thomas J. Exnicios	8,265	2.72%
John L. Gohres, Jr. (3)	10,000	3.29%
Robert J. Gohres (4)	10,000	3.29%
Mae H. Leaveau	1,257	0.41%
Madeleine B. Richard	424	0.14%
Saxon J. Toca, III (5)	10,000	3.29%
All directors and executive officers of the Company and the Bank as a group (eight people) (2)	50,146	16.49%

__________________

  Based upon information furnished by the respective persons. Pursuant to rules promulgated under the 1934 Act, a person is deemed to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.
  The Globe Bancorp, Inc. Employee Sock Ownership Plan Trust ("Trust") was established pursuant to the Globe Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Thomas J. Exnicios, Robert J. Gohres and Albert E. Briede, III, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 22,712 shares of Common Stock held in the Trust were unallocated and 1,622 shares had been allocated to the accounts of participating employees. The Trustees must vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the terms of the ESOP, unallocated shares held in the ESOP will be voted by the ESOP Trustees in the same proportion for and against proposals to stockholders of the Company as participating employees actually vote shares of Common Stock which have been allocated to their accounts. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the Trust. The total for all directors and executive officers as a group includes 1,347 shares allocated to the ESOP accounts of the three employee directors.
  Includes 2,000 shares held by an IRA.
  Includes 1,200 shares held by an IRA.
  Shares held by Toca Investments, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its directors and officers or copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers in the year ended December 31, 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Company has not yet paid separate compensation directly to its officers. The following table shows the compensation paid by the Bank to its President and Chief Executive Officer during the periods indicated. No executive officer of the Bank received total compensation in excess of $100,000 during 2001.
Annual Compensation
Name and Principal Position	Year	Salary (1)	Bonus	Other (2)	All Other Compensation(3)
Thomas J. Exnicios	2001	$75,000	$2,500	$--	$10,410
President and Chief	2000	$72,500	$6,750	--	$2,385
Executive Officer	1999	$64,200	$6,000	--	$2,106

__________________

  Mr. Exnicios did not receive any director's fees in 2001, 2000 and 1999.
  Annual compensation does not include amounts attributable to other miscellaneous benefits received by Mr. Exnicios. The costs to the Company of providing such benefits during 2001 did not exceed 10% of the salary and bonus paid to or accrued for the benefit of such executive officer.
  Consists of $8,647 of Common Stock allocated to Mr. Exnicios' ESOP account for 2001 and a $1,763 contribution to his SIMPLE account. For 2000 and 1999, there were only contributions to his SIMPLE account.

Employment Agreements

In connection with the Conversion, the Company and the Bank (the "Employees") each entered into an employment agreement with Mr. Thomas J. Exnicios. The Employers have agreed to employ the executive for a term of three years commencing December 18, 2001in his current respective position. The agreements provide that Mr. Exnicios will initially be paid his current salary level of $75,000. The executive compensation and expenses shall be paid by the Company and the Bank in the same proportion as the time and services actually expended by the executive on behalf of each respective Employer. The employment agreements will be reviewed annually. The term of the executives' employment agreements shall be extended each year for a successive additional one-year period upon the approval of the Employers' Board of Directors.

Each of the employment agreements is terminable with or without cause by the Employers. The executive has no right to compensation pursuant to the employment agreements for any period after voluntary termination or after termination by the Employers for cause, disability or retirement. The agreements provide for certain benefits in the event of the executive's death. In the event that the executive terminates his employment because the Employer's either fail to comply with any material provision of the employment agreement or the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions, which are taken with respect to the executive's employment following a change in control of the Company, as defined, then the executive will be entitled to a cash severance amount equal to three times his average annual compensation for the last five calendar years (or for such shorter period that he has worked for the Company or the Bank) plus the continuation of certain miscellaneous fringe benefits, subject to reduction pursuant to Section 280G of the Code.

A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (1) the acquisition by any person of 20% or more of the Company's outstanding voting securities and (2) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

Each employment agreement provides that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the amount which is the minimum necessary to result in the payments not exceeding three times the recipient's average annual compensation from the Employer which was includable in the recipient's gross income during the most recent five taxable years (the "Section 280G Limit"). As a result, none of the severance payments will be subject to a 20% excise tax, and the Employers will be able to deduct such payments as compensation expense for federal income tax purposes. If a change in control was to occur in 2002, the Section 280G Limit would be approximately $217,500 for Mr. Exnicios.

Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof will have a significant anti-takeover effect. The Company and/or the Bank may determine to enter into similar employment agreements with other officers in the future.

Indebtedness of Management and Related Party Transactions

In the ordinary course of business, the Bank makes loans available to its directors, officers and employees. Such loans are made in the ordinary course of business on the same terms, including interest rates and collateral, as comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal risk of collectibility not present other unfavorable features. At December 31, 2001, the Bank had four loans outstanding to directors and executive officers of the Bank, or members of their immediate families. These loans totaled approximately $780,000 or 13.4% of the Company's total stockholders' equity at December 31, 2001.

Messrs. John Gohres, Jr. and Robert Gohres, directors of the Company, are owners of an insurance agency through which the Company obtains its insurance coverage. The Company paid $30,771 to this agency in 2002.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed Roth Murphy Sanford L.L.P., independent certified public accountants, to perform the audit of the Company's consolidated financial statements for the year ending December 31, 2002, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

The Company has been advised by Roth Murphy Sanford, L.L.P. that neither that firm nor any of its associates have any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Roth Murphy Sanford L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

Audit Fees

The aggregate amount of fees billed by Roth Murphy Sanford L.L.P. for its audit of our annual financial statements for 2001 and for its review of our unaudited interim financial statements included in reports files by the Company under the 1934 Act during 2001 was $21,500.

Financial Information Systems Design and Implementation

The Company did not engage or pay fees to Roth Murphy Sanford L.L.P. with respect to the provision of financial information system design and implementation services during 2001.

All Other Fees

The aggregate amount of fees billed by Roth Murphy Sanford L.L.P. for all other services rendered to us during 2001 was $29,141. Other services include $26,641 for services relating to the filing of Form SB-1 and $2,500 relating to the preparation of consolidated federal incomes tax returns and other tax services.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Roth Murphy Sanford L.L.P., as independent auditors for the year ending December 31, 2002.

STOCKHOLDERS PROPOSALS

Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April, 2003, must be received at the principal executive offices of the Company, 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana, 70002, Attention: Saxon J. Toca, Secretary, no later than December 1, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORTS

A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and a list of the exhibits thereto required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written request should be directed to Saxon J. Toca, Secretary, Globe Bancorp, Inc., 4051Veterans Boulevard, Suite 100, Metairie, Louisiana, 70002. The Form 10-KSB is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Directors and executive officers of the Company and the Bank may solicit proxies personally or by telephone without additional compensation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.

YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Appendix A

GLOBE BANCORP, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors of Globe Bancorp, Inc. (the "Company") has constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A. Composition

The Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member must also be able to read and understand fundamental financial statements (including the Company's balance sheet, income statement and cash flow statement), or become able to do so within a reasonable time after being appointed to the Committee. Furthermore, at least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, principal accounting officer or other senior officer with financial oversight responsibilities). These requirements are intended to satisfy the Nasdaq listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B. Mission Statement and Principal Functions

The Committee shall have access to all records of the Company, shall perform the following functions, and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall:

(1) Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2) Review the Company's audited financial statements and related footnotes and the "Management's Discussion and Analysis" portion of the annual report on Form 10-KSB prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company's annual report on Form 10-KSB, based upon the Committee's review and discussions with the outside auditors.

(3) Ensure that the outside auditors review the Company's interim financial statements before the Company files its quarterly report on Form 10-QSB with the SEC.

(4) Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5) Meet with the Company's legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(6) Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7) Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements and recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(8) Review and reassess the adequacy of this Charter annually.

Independent Accountants

(9) Affirm an understanding with the outside auditors that they are ultimately accountable to the Board of Directors and to the Committee and that the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

(10) Ensure that the outside auditors submit to the Committee written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the auditors the auditors' independence.

(11) Maintain an active dialogue with the outside auditors regarding any disclosed relationships or services that could affect the objectivity and independence of the outside auditors, and be responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the outside auditors' independence.

(12) Discuss with the outside auditors the matters required to be discussed by Statement on Standards ("SAS") No. 61 (Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications).

(13) Review management's recommendation on the outside auditors to be selected each year and make a final proposal to the Board of Directors in respect to such appointment.

(14) With the Principal Accounting Officer, review the general scope of the annual outside audit, approve the extent and nature of such activity, and agree upon the general level of the related fees.

(15) Consider any significant non-audit assignments given to the outside auditors and judge their impact upon the general independence of the outside auditors as they perform the annual audit.

(16) Maintain independent contact with the senior personnel of the outside auditors and communicate freely and openly with them regarding financial developments.

Internal Audit Program

(17) Cause to be maintained an appropriate internal audit program covering the Company and all its subsidiaries by internal auditors who report to the Committee and the Board of Directors.

(18) The Accounting Department shall report at least annually to the Committee regarding the financial budget and audit schedules and the adequacy thereof.

(19) Review the scope and coordination efforts of the joint internal/external audit program with both internal and external auditors.

(20) Review reports of any embezzlement and other reportable incidents related to the Company's financial statement or financial reporting and supervise and direct any special projects or investigations considered necessary by the Committee.

(21) Review reports of the internal auditors and reports of financial examinations made by regulatory agencies and management's response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

Regulatory Compliance

(22) Cause to be maintained an appropriate regulatory compliance program covering the Company and its subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(23) Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate.)

(24) Receive reports on Globe Homestead Savings Bank’s (the "Bank") compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management and the Bank's independent public accountant.

Internal Controls and Procedures

(25) Review periodically the scope and implications of the Company's internal financial controls and procedures and consider their adequacy.

(26) Maintain direct access to the senior Bank staff. If useful, require that studies be initiated on subjects of special interest to the Committee.

(27) Review the comments on internal control submitted by the outside and internal auditors and insure that appropriate suggestions for improvement are promptly considered for inclusion into the Company's internal financial procedures.

Special Duties

(28) If requested by the Chairman of the Board, make special studies of matters related to the financial operations of the Company or to allegations of managerial misconduct by its executives.

C. Meetings

Meetings of the Committee will be held annually after completion of the financial audit and prior to the filing of the annual report on Form 10-KSB.

Meetings shall also be held at such other times as shall be required by the Chairman of the Board or the Committee. Meetings may be called by the Chairman of the Committee and/or management of the Company. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at each Board meeting.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Principal Accounting Officer, the representatives of the independent accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

Adopted by Committee
as of March 7, 2002

Approved by Board
as of February 26, 2002

GLOBE BANCORP, INC. REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBE BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2001 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's office located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002, on April 30, 2002, at 11:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as follows:

1. Election of Directors

[  ] FOR  [  ] WITHHOLD [  ] FOR ALL EXCEPT

Nominees for three-year term: Thomas J. Exnicios, Robert J. Gohres and Madeleine B. Richard

To withhold authority to vote for one or two, but not all three of the nominees, write the name(s) of the nominee(s) in the space provided: ________________________________________

2. Proposal to ratify the appointment of Roth Murphy Sanford L.L.P. as the Company's independent auditor for the year ending December 31, 2002.

[  ] FOR [  ] AGAINST [  ] ABSTAIN

In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed above and FOR Proposal 2. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors' nominees to the Board of Directors, for Proposal 2, and otherwise at the discretion of the proxies. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Globe Bancorp, Inc., called for April 30, 2002, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders.

Please check the following box if you currently plan to attend the Annual Meeting in person. [  ]

(Continued and to signed on other side)

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Dated: ____________________, 2002

_______________________________

______________________________
Signature(s)